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                                                                    EXHIBIT 23.2


               [LEVINE, HUGHES & MITHUEN, INC. LETTERHEAD]


                CONSENT OF LEVINE, HUGHES & MITHUEN, INC.


Consent of Independent Auditors



We hereby consent to the incorporation by reference in this Registration Statement of Sport-Haley, Inc. on Form S-3, Amendment No. 1 (Registration No. 333-18831) and related Prospectus of our report dated August 12, 1996 appearing in and incorporated by reference in the Annual Report on Form 10-KSB of Sport-Haley, Inc. for the year ended June 30, 1996.



We also consent to the reference to us under the caption "Experts" in this Prospectus.


/s/ LEVINE, HUGHES & MITHUEN, INC.



Englewood, Colorado
January 15, 1997